Exhibit 99


                  HERLEY REPORTS STRONG SECOND QUARTER RESULTS
                -- Q2 Net Sales Increased 35.8% to $45.8 Million
                   -- Q2 Diluted Earnings Per Share was $0.26
                        -- 1.29 to 1 Book-to-Bill for Q2

Lancaster, PA, March 8, 2006. Herley Industries, Inc. (Nasdaq:HRLY) today reported record financial results for the second quarter and six month period ended January 29, 2006.

Net income for the second quarter was $4.0 million, or $0.26 per diluted share. This compares to net income of $2.1 million or $0.14 per diluted share for the second quarter of fiscal 2005.

Operating income for the second quarter of fiscal 2006 was $5.3 million, or 11.5% of net sales, up 112.1% from the second quarter of fiscal 2005. Net sales for the second quarter of fiscal 2006 increased $12.1 million, up 35.8% from the second quarter of fiscal 2005.

John M. Kelley, Herley's President, said, "We are very pleased with our second quarter financial results and the Company's position in key market segments as we enter the second half of our fiscal 2006."

Mr. Kelley continued, "Financial performance from Herley's first quarter to its second quarter has historically fallen due to extended holiday vacation days in November and December, effectively reducing the number of shipping days. Improved execution and operational efficiencies in the second quarter allowed us to overcome the lost days and increase revenues and earnings compared to historical second quarter results. In addition, many of the engineering programs underway in Q2 of fiscal 2005 were completed successfully and introduced to production in Q2 2006. We are beginning to see the rise in revenues and earnings that we expected."

For the six months ended January 29, 2006, net sales were $87.8 million, up 30.3% from the first six months of fiscal 2005. Operating income for the first six months of fiscal 2006 was $10.8 million or 12.3% of net sales. Net income for the first six months of fiscal 2006 was $7.9 million or $0.52 per diluted share.

Cash and cash equivalents at January 29, 2006 were $21.8 million. During the quarter, the Company generated $1.9 million in cash from operations, and had approximately $1.0 million in capital expenditures.

Herley will host a conference call on Thursday, March 9, 2005 at 9:00 A.M. Eastern Time to discuss this news. To join the conference call dial 1 (888) 425-4188, referencing Conference ID # 6191756. A taped replay of the call will be available through March 16, 2006. To listen to the replay dial: 1 (800) 642-1687 (U.S.) or 1 (706) 645-9291 (International), and Conference ID # 6191756.

In addition, the conference call will be broadcast live over the Internet through PR Newswire at http://phx.corporate-ir.net/playerlink.zhtml?c=111170&s= wm&e=1226692. To listen to the live call on the Internet, go to the web site 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has nine locations and over a thousand employees worldwide. Additional information about the company can be found on the Internet at www.herley.com















                                              ...... tables follow




For information at Herley contact:
Peg Guzzetti                                  Tel:  (717) 735-8117
Investor Relations                            www.herley.com

--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.
--------------------------------------------------------------------------------

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (In thousands, except share data)

                                                                                    January 29,         July 31,
                                                                                       2006               2005
                                                                                    ------------     ---------------

                            ASSETS
Current Assets:
          Cash and cash equivalents                                               $      21,769    $         20,331
          Trade accounts receivable                                                      28,549              27,258
          Costs incurred and income recognized in excess
             of billings on uncompleted contracts, including claims                      18,923              16,058
          Other receivables                                                               1,642               1,414
          Inventories, net of allowance of $4,844 in fiscal 2006
            and $4,492 in fiscal 2005                                                    56,671              53,668
          Deferred taxes and other                                                        3,853               3,782
                                                                                    ------------     ---------------
                                   Total Current Assets                                 131,407             122,511
Property, Plant and Equipment, net                                                       29,722              29,461
Goodwill                                                                                 73,372              70,831
Intangibles, net of accumulated amortization of $2,574 in fiscal 2006
          and $1,680 in fiscal 2005                                                      20,497              20,554
Other Assets                                                                                703                 744
                                                                                    ------------     ---------------
                                                                                  $     255,701    $        244,101
                                                                                    ============     ===============
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
          Current portion of long-term debt                                       $         219    $            797
          Accounts payable and accrued expenses                                          21,523              24,477
          Billings in excess of costs incurred and
              income recognized on uncompleted contracts                                    995                 538
          Income taxes payable                                                            4,690               3,760
          Reserve for contract losses                                                     3,219                 630
          Advance payments on contracts                                                   5,704               3,966
                                                                                    ------------     ---------------
                                   Total Current Liabilities                             36,350              34,168
Long-term Debt                                                                            4,805               5,000
Other Long-term Liabilities                                                               1,228               1,042
Deferred Income Taxes                                                                     6,263               6,254
                                                                                    ------------     ---------------
                                                                                         48,646              46,464
                                                                                    ------------     ---------------
Commitments and Contingencies
Shareholders' Equity:
          Common stock, $.10 par value; authorized
            20,000,000 shares; issued and outstanding
            14,478,975 in fiscal 2006 and 14,389,625 in fiscal 2005                       1,448               1,439
          Additional paid-in capital                                                    110,564             109,118
          Retained earnings                                                              93,871              85,932
          Accumulated other comprehensive income                                          1,172               1,148
                                                                                    ------------     ---------------
                                   Total Shareholders' Equity                           207,055             197,637
                                                                                    ------------     ---------------
                                                                                  $     255,701    $        244,101
                                                                                    ============     ===============

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)

                                                               Thirteen weeks ended                 Twenty-six weeks ended
                                                               --------------------                 ----------------------
                                                           January 29,        January 30,        January 29,        January 30,
                                                              2006               2005               2006               2005
                                                         --------------     --------------     --------------     --------------
Net sales                                              $        45,839    $        33,754    $        87,777    $        67,344
                                                         --------------     --------------     --------------     --------------

Cost and expenses:
       Cost of products sold                                    32,351             24,405             60,164             47,189
       Selling and administrative expenses                       8,238              6,874             16,825             12,676
                                                         --------------     --------------     --------------     --------------
                                                                40,589             31,279             76,989             59,865
                                                         --------------     --------------     --------------     --------------

       Operating Income                                          5,250              2,475             10,788              7,479
                                                         --------------     --------------     --------------     --------------

Other income (expense), net:
       Investment income                                           199                292                309                516
       Interest expense                                            (91)               (58)              (174)              (137)
       Foreign exchange gain (loss)                                (10)               185                103                185
                                                         --------------     --------------     --------------     --------------
                                                                    98                419                238                564
                                                         --------------     --------------     --------------     --------------

       Income before income taxes                                5,348              2,894             11,026              8,043
Provision for income taxes                                       1,384                817              3,087              2,413
                                                         --------------     --------------     --------------     --------------

       Net income                                      $         3,964    $         2,077    $         7,939    $         5,630
                                                         ==============     ==============     ==============     ==============

Earnings per common share - Basic                      $           .27    $           .14    $           .55    $           .39
                                                         ==============     ==============     ==============     ==============

       Basic weighted average shares                            14,474             14,335             14,460             14,294
                                                         ==============     ==============     ==============     ==============

Earnings per common share - Diluted                    $           .26    $           .14    $           .52    $           .38
                                                         ==============     ==============     ==============     ==============

       Diluted weighted average shares                          15,091             15,044             15,173             14,990
                                                         ==============     ==============     ==============     ==============

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                                             Twenty-six weeks ended
                                                                             ----------------------
                                                                           January 29,      January 30,
                                                                              2006             2005
                                                                          ------------     ------------
Cash flows from operating activities:
      Net income                                                        $       7,939    $       5,630
                                                                          ------------     ------------
      Adjustments to reconcile net income to
         net cash provided by operations:
          Depreciation and amortization                                         3,466            2,389
          Stock-based compensation expense                                        213                -
          Increase in deferred tax assets                                         (81)               -
          Foreign exchange (gain) loss                                            (36)              22
          Gain on sale of securities                                                -              (20)
          Equity in income of limited partnership                                   -               (6)
          Changes in operating assets and liabilities:
               (Increase) decrease  in trade accounts receivable               (1,291)           6,610
               Increase in costs incurred and income
                  recognized in excess of billings on
                  uncompleted contracts, and claims                            (2,865)          (2,593)
               Increase in other receivables                                     (228)            (123)
               (Increase) decrease in inventories                              (3,003)             484
               Increase in deferred taxes and other                               (71)            (549)
               Decrease in accounts payable
                 and accrued expenses                                          (2,954)          (3,121)
               Increase (decrease) in billings in excess of
                 costs incurred and income recognized
                 on uncompleted contracts                                         457           (1,022)
               Increase in income taxes payable                                   930            1,708
               Increase in accrual for contract losses                             85               22
               Increase (decrease)  in advance payments on contracts            1,738             (281)
               Other, net                                                         248              220
                                                                          ------------     ------------
                   Total adjustments                                           (3,392)           3,740
                                                                          ------------     ------------

          Net cash provided by operating activities                             4,547            9,370
                                                                          ------------     ------------

Cash flows from investing activities:
      Acquisition of businesses, net of cash acquired                               -           (3,753)
      Acquisition of technology license                                          (825)          (1,000)
      Deposit on purchase price of acquired business                                -           (1,014)
      Proceeds from sale of securities                                              -              165
      Partial distribution from limited partnership                                11               78
      Capital expenditures                                                     (2,785)          (3,274)
                                                                          ------------     ------------
          Net cash used in investing activities                                (3,599)          (8,798)
                                                                          ------------     ------------

Cash flows from financing activities:
      Borrowings under bank line of credit                                      8,000                -
Proceeds from exercise of stock options                                           999            1,599
Payments of long-term debt                                                       (753)            (734)
Payments under bank line of credit                                             (8,000)               -
Income tax benefit from exercise of stock options                                 244              330
                                                                        -------------    -------------
      Net cash provided by financing activities                                   490            1,195
                                                                        -------------    -------------

      Net increase in cash and cash equivalents                                 1,438            1,767

                                                                               20,331           66,181
                                                                        -------------    -------------

                                                                       $       21,769   $       67,948
                                                                        =============    =============